Exhibit 99.1
FOR IMMEDIATE RELEASE IN EUROPE & NORTH AMERICA
2006 Annual Meeting Results
May 10, 2006 — Boston, USA — CanArgo Energy Corporation (“CanArgo”) (OSE:CNR, AMEX:CNR) today announced the results from its Annual Meeting of Stockholders held in Boston USA, on May 9, 2006.
The stock holders approved;
1)	The re-election of the incumbent Directors (Messrs. David Robson, Vincent McDonnell, Michael Ayre, Russ Hammond and Nils Trulsvik) to serve until the next Annual Meeting of Stockholders or until their respective successors have been elected and have qualified;

2)	An amendment of the Company’s Certificate of Incorporation to increase the total number of the Company’s authorized shares of common stock from 300 million to 375 million shares; and

3)	An amendment of the Company’s 2004 Long Term Stock Incentive Plan to increase the number of shares authorized for issuance pursuant to the Plan by 7,500,000 shares of common stock.
No other business came before the meeting.
CanArgo is an independent oil and gas exploration and production company with its oil and gas operations currently located in Georgia and in the Republic of Kazakhstan.
The matters discussed in this press release include forward-looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward-looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.

For more information please contact:
CANARGO ENERGY CORPORATION
Julian Hammond, Vice President of Investor Relations
Tel: +44 7740 576 139
Fax: +44 1481 729 982
e-mail: Jhammond@canargo.com
NORWAY
Regina Jarstein
Gambit H&K AS
Tel: + 47 95213451
USA
Michael Wachs
CEOcast.com
Tel: +1 212 732 4300

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